JOHN HANCOCK INVESTMENT TRUST

                       John Hancock Growth and Income Fund

                 Establishment and Designation of Class C Shares
                            of Beneficial Interest of
                      John Hancock Growth and Income Fund,
                    a Series of John Hancock Investment Trust


                 Establishment and Designation of Class C Shares

         The undersigned, being a majority of the Trustees of John Hancock Investment Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 5.1 and 5.11 of the Amended and Restated Declaration of Trust dated July 1, 1996, as amended from time to time (the "Declaration of Trust"), do hereby establish and designate an additional class of shares of John Hancock Growth and Income Fund (the "Fund") as follows:

      1. The additional class of Shares of the Funds established and designated hereby is "Class C Shares".

      2. Class C Shares shall be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

      3. The purchase price of Class C Shares, the method of determining the net asset value of Class C Shares, and the relative dividend rights of holders of Class C Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be as set forth in the Prospectus and Statement of Additional Information of the Funds included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended.

         The Declaration of Trust is hereby amended to the extent necessary to reflect the establishment of an additional class of Shares, effective May 1, 1998.

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 10th day of March 1998.


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/s/Edward J. Boudreau, Jr.                             /s/Leo E. Linbeck, Jr.
Edward J. Boudreau, Jr.                                Leo E. Linbeck, Jr.

/s/James F. Carlin                                     /s/Patricia P. McCarter
James F. Carlin                                        Patricia P. McCarter

/s/William H. Cunningham                               /s/Steven R. Pruchansky
William H. Cunningham                                  Steven R. Pruchansky

/s/Charles F. Fretz                                    _________________
Charles F. Fretz                                       Richard S. Scipione

/s/Harold R. Hiser, Jr.                                /s/Norman H. Smith
Harold R. Hiser, Jr.                                   Norman H. Smith

/s/Anne C. Hodsdon                                     /s/John P. Toolan
Anne C. Hodsdon                                        John P. Toolan

/s/Charles L. Ladner
Charles L. Ladner

         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.


STATE OF FLORIDA                       )
                                       )ss
COUNTY OF  PASCO                       )

     Then personally appeared the above-named Edward J. Boudreau, Jr., James F. Carlin, William H. Cunningham, Charles F. Fretz, Harold R. Hiser, Jr., Anne C. Hodsdon, Charles L. Ladner, Leo E. Linbeck, Jr., Patricia P. McCarter, Steven R. Pruchansky, Norman H. Smith, and John P. Toolan, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 10th day of March, 1998.

                                                 /s/ Michele Jones
                                                 Notary Public

                                                 My Commission Expires: 8/25/00